SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934
                                 (Amendment No.  )

   Filed by the Registrant [x]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 141-6(e)(2)
   [ ]  Definitive Proxy Statement
   [x]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Connecticut Natural Gas Corporation
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                 (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No Fee Required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

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        2)  Aggregate number of securities to which transaction applies:

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        3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        4)  Proposed maximum aggregate value of transaction:

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        5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

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        2)  Form, Schedule or Registration Statement No.:

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        3)  Filing Party:

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        4)  Date Filed:

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                                                              February 11, 1997


   Dear Shareholder:

   We have previously mailed to you proxy material relating to the Annual Meeting of Shareholders of Connecticut Natural Gas Corporation to be held on Tuesday, February 25, 1997. If you have already completed and returned the proxy card, please disregard this letter. Thank you for your prompt attention to the matter.

   If you have not completed and returned the proxy card, we urge you to do so immediately. Approval of Proposal 2 enables the Company to reorganize itself under a "holding company" structure, which is common in the utility industry.

   It is important that your proxy be returned promptly to allow the reorganization to take place and the Company's progress to continue. If it is more convenient to send your vote via fax, please send it to us at the
   following number:  (860) 727-3064.   If you fail to vote, such action has
   the same effect as a vote against the Proposal.

   For the reasons set forth in the Proxy Statement dated January 6, 1997, your Board of Directors strongly recommends that you vote "FOR" approval of all proposals on the meeting agenda.

   Thank you for your cooperation and continued support.

   Sincerely,

   S/  Victor H. Frauenhofer

   Victor H. Frauenhofer
   Chairman and Chief
     Executive Officer






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